UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020 (March 22, 2020)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2020, the board of directors (the “Board”) of Aerkomm Inc. (the “Company”) held a special meeting and took certain actions, effectively immediately, to position the Company for future growth. Louis Giordimaina, previously the Chief Operating Officer-Aviation of Aerkomm Pacific Limited, an indirect wholly owned subsidiary located in Malta (“Aerkomm Malta”), was appointed the Company’s Chief Executive Officer, Jeffrey Wun, the Company’s Chief Executive Officer prior to March 22, 2020, resigned from that position and confirmed that his resignation from that position was not the result of any disagreement with the Company or the Board regarding the Company’s financial or accounting policies or operations. Mr. Wun was appointed the Company’s Chief Technology Officer and will remain as President of the Company and as a director, as well as the Chief Technology Officer of Aircom Pacific, Inc. (“Aircom”), the Company’s primary operating subsidiary. Georges Caldironi, a former consultant to Aircom, was appointed as the Company’s Chief Operating Officer. Additionally, James Busuttil, a current director, was appointed Chairman of the Board. The Company believes that these managerial and Board changes will better position the Company to move forward into its next phase of operations.

Mr. Giordimaina, 63 years of age, served as Chief Operating Officer-Aviation of Aircom from May 25, 2018 until November 1, 2019, and of Aerkomm Malta until March 22, 2020, the date of his being appointed as our Chief Executive Officer by the Board. Mr. Giordimaina joined Aircom as a consultant in June 2017. Mr. Giordimaina is an experienced aviation executive with more than 40 years of experience in airline executive management, operations, Maintenance and Repair Organizations (MROs), aircraft purchasing from aircraft manufacturers, sales and leasing with major aircraft lessors. Prior to joining the Company, Mr. Giordimaina served as Chief Executive Officer of Air Malta in 2014, the national airline of Malta, as well as CEO of Lufthansa Technik Malta from 2002 to 2011. He joined Air Malta’s engineering department in 1975 as an aircraft engineer where he occupied various positions in Air Malta’s engineering department with additional active roles in Air Malta relating to airline strategic planning, aircraft purchasing and deliveries from Airbus Industrie, Boeing and British Aerospace, aircraft leasing from various international aircraft lessors and aircraft contract negotiations. In 1994, he was appointed as the first Maltese Chief Engineer of Air Malta. Mr. Giordimaina was instrumental in setting up Lufthansa Technik Malta, a Joint Venture between Lufthansa Technik and Air Malta, of which he was appointed Chief Executive Officer and Director in 2002. In 2006, he spearheaded Lufthansa Technik Malta’s expansion to become one of the major worldwide MRO players, based in the center of the Mediterranean. He occupied the position of CEO until September 2011, after which he remained as member of the board of directors of that company until September 2013. He currently serves as a Director of the SUM Aviation Group, which provides aircraft line maintenance to various airlines. He also served as the General Manager, the Accountable Manager and a director of Hyperion Aviation, where he worked from May 2016 to September 2017, managing a fleet of private jet aircraft; he served in similar capacities at EuroJet Ltd., from January 2015 to April 2016; and he served for a number of years as a director of Tailwind Leasing Company and Peregrine Aviation Leasing Company based in Shannon, Ireland. An aircraft engineer by profession, Mr. Giordimaina also obtained a degree in Engineering Business Management from Warwick University, UK in 1997. He is a Fellow of the Royal Aeronautical Society.

Mr. Caldironi, 63 years of age, served as a Project Director for Aircom, on an independent contractor basis, from January 1, 2019 to March 22, 2020, the date of his being appointed as our Chief Operating Officer by the Board. Mr. Caldironi is an aviation professional with 40 years of experience in aircraft modification, avionics communication and in-flight entertainment systems.  Prior to joining Aircom, Mr. Caldironi was employed by Airbus for 25 years, most recently as Technical & Support Director in Airbus’ Business and Government Division. During his career at Airbus, Mr. Caldironi managed and supervised various complex projects including, but not limited to, aircraft upgrades. He is a specialist in system and cabin innovation (connectivity & IFE), having carried out numerous feasibility studies and associated design projects for numerous airlines and leasing companies. During his career, Mr. Caldironi has prioritized ensuring cost efficiency and on time delivery in the successful completion of aviation projects. Mr. Caldironi received a diplôme d'études supérieures techniques (DEST) in engineering from Conservatoire national des arts et métiers (CNAM) of Bordeaux in 1986.

On May 25, 2018, Aircom entered into an employment agreement with Mr. Giordimaina, effective January 1, 2018, pursuant to which Mr. Giordimaina was hired to serve as Aircom’s European representative. In accordance with the terms of this agreement, as of November 1, 2019, the date of organization of Aerkomm Malta, Mr. Giordimaina officially became an employee of Aerkomm Malta. Until such time as we enter into a separate, executive employment agreement relating to Mr. Giordimaina’s position with us as our Chief Executive Officer, the operative provisions of Mr. Giordimaina’s agreement with Aircom/Aerkomm Malta relating to compensation and benefits shall apply. Pursuant to the terms of his employment agreement, we agreed to pay Mr. Giordimaina an annual salary of €398,000, or $425,064. A bonus will be considered, comparable to those that may be offered to other executives once a satisfactory revenue stream is established at Aircom as a result of Mr. Giordimaina’s efforts. Mr. Giordimaina was granted an option to purchase 150,000 shares of the Company’s common stock, vesting annually in three equal installments on each anniversary of his employment start date equally provided that he is still employed by the Company on the date of vesting. We will cover and pay any premium up to a maximum of €2,000, or $2,136, per annum for any international private health insurance which Mr. Giordimaina may have in place from time to time covering Mr. Giordimaina and his wife; we will recommend board approval for life insurance coverage for Mr. Giordimaina comparable with other executives of Aircom, commencing in 2018; we will pay Mr. Giordimaina the sum of €6,000, or $6,408, per year to any private pension fund scheme/s designated by Mr. Giordimaina, we will pay Mr. Giordimaina €18,000, or $19,224, per annum as an allowance for a leased car and fuel expenses, to be paid in equal monthly instalments, we will provide Mr. Giordimaina with a mobile telephone for his business use, as well as a lap top computer and an Ipad, and we will reimburse Mr. Giordimaina for all actual, necessary and reasonable expenses incurred by him in the course of his performance of services for the Company. The employment agreement contains customary confidentiality provisions and covenants prohibiting Mr. Giordimaina from competing with us during his employment, and from soliciting any of our employees or consultants for a period of one year after his employment end. If Mr. Giordimaina’s employment is terminated by us without cause, he shall be entitled to one-half of his full salary for the remainder of the initial three-year term of his agreement.

There are no arrangements or understandings between Mr. Giordimaina or Mr. Caldironi and any other persons pursuant to which these persons were appointed as officers of the Company. There is no family relationship that exists between either of these persons and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Giordimaina or Mr. Caldironi and the Company, that would require disclosure under Item 404(a) of Regulation S-K, except as indicated below:

On January 1, 2019, Aircom entered into an independent contractor agreement with AA TWIN ASSOCIATES LTD, a consulting company owned by Mr. Caldironi (“AATA”), pursuant to which AATA agreed to provide services to Aircom relating to establishing a strategy for promoting Aircom’s products to various airlines. Aircom agreed to pay AATI the sum of €15,120, or $16,148, per month for a period of 36 months and granted AATI an option to purchase 2,000 shares of Aerkomm common stock per year during the term of the agreement, subject to Board approval. On February 19, 2020, the Board approved the initial 2,000 share option grant at an exercise price of $14.20 per share. Aerkomm expects to terminate the agreement with AATI and to enter into an agreement directly with Mr. Caldironi in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2020	AERKOMM INC.

/s/ Louis Giordimaina
Name: Louis Giordimaina
Title: Chief Executive Officer